EXHIBIT 99.1

LightPath Technologies Announces Closing of Acquisition of G5 Infrared LLC

ORLANDO, FL – February 19, 2025 – LightPath Technologies, Inc. (NASDAQ: LPTH) (“LightPath,” the “Company,” or “we”), a leading provider of next-generation optics and imaging systems for both defense and commercial applications, today announced that it has completed the previously announced acquisition of G5 Infrared, LLC (“G5 Infrared”), a New Hampshire-based company specializing in infrared optical solutions (the “Transaction”). The Transaction closed on February 18, 2025 (the “Closing Date”).

The acquisition of G5 Infrared marks a significant step forward in LightPath’s strategy to become a leading provider of infrared imaging solutions in the $9 billion infrared imaging market. G5 Infrared’s high-end cooled infrared camera product line, with several established programs of record, expands LightPath’s product portfolio and strengthens its presence in the defense and government markets. The transaction adds meaningful scale, provides opportunities to integrate LightPath’s proprietary BlackDiamond™ glass with G5’s products, and positions the combined company for continued growth.

Sam Rubin, President and CEO of LightPath, said: “The acquisition of G5 Infrared is a significant milestone for LightPath as we broaden our product portfolio and expand our reach into high-growth defense markets. G5’s high-ASP cooled infrared camera solutions complement our existing uncooled offerings, enabling us to deliver even greater value to a wider range of potential customers.

“I would encourage our investors to tune into our previously announced virtual investor day presentation on Tuesday for an overview of the acquisition and our go-forward trajectory, and look forward to working closely with the G5 team in the quarters to come as we seek to drive sustainable, long-term value for my fellow shareholders.”

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) is a leading provider of next-generation optics and imaging systems for both defense and commercial applications. As a vertically integrated solutions provider with in-house engineering design support, LightPath’s family of custom solutions range from proprietary BlackDiamond™ chalcogenide-based glass materials – sold under exclusive license from the U.S. Naval Research Laboratory – to complete infrared optical systems and thermal imaging assemblies. The Company’s primary manufacturing footprint is located in Orlando, Florida with additional facilities in Texas, New Hampshire, Latvia and China. To learn more, please visit www.lightpath.com.

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Forward-Looking Statements

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "forecast," "guidance," "plan," "estimate," "will," "would," "project," "maintain," "intend," "expect," "anticipate," "prospect," "strategy," "future," "likely," "may," "should," "believe," "continue," "opportunity," "potential," and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on information available at the time the statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the impact of varying demand for the Company products; the ability of the Company to obtain needed raw materials and components from its suppliers; actions governments, businesses, and individuals take in response to the pandemic, including restrictions on onsite commercial interactions; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; geopolitical tensions, the Russian-Ukraine conflict, and the Hamas/Israel war; the effects of steps that the Company could take to reduce operating costs; the inability of the Company to sustain profitable sales growth, convert inventory to cash, or reduce its costs to maintain competitive prices for its products; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; and those factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on 10-Q. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information

Lucas A. Zimmerman

MZ Group – MZ North America

LPTH@mzgroup.us

949-259-4987

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